EXHIBIT 31.2

CERTIFICATION

I, Louise M. Bonvechio, Corporate Secretary and Treasurer (Principal Financial Officer), certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Community Bancorp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Community Bancorp.

September 3, 2021	By:	/s/ Louise M. Bonvechio
	Name:	Louise M. Bonvechio
	Title:	Corporate Secretary and Treasurer
(Principal Financial Officer)